Exhibit 99.2

ANTARES PHARMA APPOINTS PETER J. GRAHAM ESQ., SENIOR VICE PRESIDENT, GENERAL COUNSEL, HUMAN RESOURCES, CHIEF COMPLIANCE OFFICER AND CORPORATE SECRETARY

EWING, NJ, July 14, 2015 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced the appointment of Peter J. Graham Esq., to the position of Senior Vice President, General Counsel, Human Resources, Chief Compliance Officer and Corporate Secretary. Mr. Graham will report to Eamonn P. Hobbs, President and Chief Executive Officer.

“With an extensive background of legal health care experience in contract negotiations, mergers and acquisitions, SEC reporting, compliance and general corporate matters, I believe Peter will add value to Antares Pharma,” said Eamonn P. Hobbs. “His legal expertise and proven global strategy management of both publicly and privately held pharmaceutical and medical device companies will be an added asset to the Company. We are excited to welcome Peter to the Antares team.”

The Company also announced the departure of Jennifer Evans Stacey, Esq., the Company’s Senior Vice President, General Counsel, Human Resources and Secretary and Chief Compliance Officer.

“On behalf of the Antares Board of Directors and Executive Leadership Team, I would like to thank Ms. Stacey for her many contributions to the Company,” continued Mr. Hobbs. “Jennifer played an important role in the settlement of the Medac litigation and was integral to the successful integration of the Company’s first in-house salesforce. I’d like to personally wish Jennifer well in all future endeavors.”

Mr. Graham was most recently Executive Vice President, General Counsel, Chief Compliance Officer and Global Human Resources of Delcath Systems, Inc., where he directed the global legal, compliance and human resource functions. Prior to Delcath, Mr. Graham was Vice President, General Counsel and a member of the Executive Committee of ACIST Medical Systems, Inc., a global company specializing in diagnostic and therapeutic medical devices for cardiology and radiology. There, he led the corporate accounts and global legal affairs of the company, playing a significant role in helping to expand the company’s corporate contract business and international distribution network and the $80 million acquisition of HLT, Inc. Prior to that, Mr. Graham spent 11 years at E-Z-EM, Inc., a global medical device and pharmaceutical company specializing in CT and MR imaging solutions. During his tenure at E-Z-EM, Mr. Graham held various senior management positions serving as its Senior Vice President, Chief Legal Officer, Global Human Resources and Secretary from 2005 until 2008. Mr. Graham played a key role in the sale of E-Z-EM in 2008 leading and coordinating the legal and investment banking activities associated with the sale. He also managed the legal affairs of AngioDynamics, Inc., then a wholly owned subsidiary of E-Z-EM from 1997 until its initial public offering and tax free spin off in 2004.

Mr. Graham was on the Board of Directors of AngioDynamics from 2006 to 2007, and was instrumental in the company’s successful $75 million follow-on offering, and its acquisition of Rita Medical Systems, Inc. for $220 million during that time frame.

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Before his time with E-Z-EM, Mr. Graham was an associate at Segal and Lax, P.C. He earned his J.D. at Yeshiva University’s Benjamin N. Cardozo School of Law in 1995, and his B.A. at the University of Wisconsin-Madison.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and VIBEX® Sumatriptan for the acute treatment of migraines. The Company’s technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva Pharmaceutical Industries, Ltd. that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen. Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to the value added by Peter Graham; development of products for the Company and for alliance partners; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Investor Contacts:

Jack Howarth

Vice President, Corporate Affairs

(609) 359-3016

jhowarth@antarespharma.com

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